Exhibit 99.1

1 www.phiopharma.com I Ticker: PHIO (NASDAQ) Phio Pharmaceuticals Proprietary Innovations in Immuno - oncology (I/O) Therapeutic Applications

2 This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests” and similar expressions are intend ed to identify forward - looking statements. These statements are based on Phio Pharmaceuticals Corp.’s (the “Company”) current beliefs and expectations. Such st atements include, but are not limited to, statements about the impact to our business and operations by the recent coronavirus outbreak, the future dev elo pment of the Company’s products (including timing of clinical trials and related matters associated therewith), the expected timing of certain devel opm ental milestones, expectations and assumptions regarding the results of our preclinical studies, potential partnership opportunities, the Company’s competit ion and market opportunity and pro forma estimates. The inclusion of forward - looking statements should not be regarded as a representation by the Company t hat any of its plans will be achieved. Actual results may differ from those set forth in this presentation due to risks and uncertainties in the Compa ny’ s business, including those identified under “Risk Factors” in the Company’s most recently filed Annual Report on Form 10 - K and in other filings the Company periodically makes with the U.S. Securities and Exchange Commission. The Company does not undertake to update any of these forward - looking statements t o reflect a change in its views or events or circumstances that occur after the date of this presentation. Forward Looking Statements

• Founded by Nobel Laureate Craig Mello who discovered RNAi • RNAi has broad therapeutic applications across multiple cell types • Phio focuses on Immuno - oncology therapy in dermatological cancers Phio Pharmaceuticals: A History of Innovation

4 www.phiopharma.com I Ticker: PHIO (NASDAQ) INTASYL Technology and Compounds

INTASYL Ρ • Patented, self - delivering RNAi technology • Effective against multiple gene targets • Silences genes that tumors utilize to evade the immune system • Makes immune cells more effective in killing cancer cells Continuing the Innovation Today

• Chemically modified siRNAs precisely target any cell type • Simplified structure enables naked compound delivery — No specialized formulations or delivery systems • Adaptable for use in both Intratumoral and Adoptive Cell Therapy • Efficient in multiple gene targeting compared to gene editing What Makes INTASYL Unique

7 Program Target(s) & Indication Discovery Preclinical Proof of Concept Product Development IND Enabling Studies IND Filing or equivalent Pilot Clinical Studies Pivotal Clinical Studies PH - 762 (US) PD - 1 cSCC, Metastatic Melanoma, HNSCC PH - 762 (EU) PD - 1 Metastatic Melanoma PH - 762 Enhanced TIL Study ( AgonOx Partner) PD - 1 Metastatic Melanoma, HNSCC PH - 894 (US) BRD - 4 Metastatic Melanoma, HNSCC, HCC, TNBC INTASYL Ρ Pipeline Portfolio Enrolling Patients

8 www.phiopharma.com I Ticker: PHIO (NASDAQ) INTASYL Market Potential

• Underserved need — 3.5 million incidences of solid tumors each year in US • $123 b estimated market revenue in 2023 in direct solid tumor cancer treatments • Determinate success factors for therapies — Efficacy, safety, tolerability, convenience, pharma - economics Market potential for Immuno - oncology

10 Potential for Cutaneous Squamous Cell Carcinoma (cSCC) and Melanoma Treatment cSCC incidence: 51% (1.8 m patients) Melanoma incidence: 3% (100,000 patients) All solid tumors, excluding basal cell carcinoma

• Metastatic patients: ~3.5% • ~ 50% non - responsive to treatment with monoclonal antibodies — some subject to off target auto - immune side effects • Neoadjuvant procedure with INTASYL may offer ‘tissue sparing’ via tumor shrinkage Underserved Medical Needs in cSCC

12 www.phiopharma.com I Ticker: PHIO (NASDAQ) Competitive Landscape

13 Unique Position Compete Stand Alone Collaborate

• Partnerships: Complimentary Co - development — AgonOx relationship : TILs & PH762 — Antibody companies — Other cell therapy: NK cells • Out licensing — INTASYL compounds Collaboration Strategy

15 www.phiopharma.com I Ticker: PHIO (NASDAQ) Phio Pharmaceuticals Leadership and Finance

• Robert Bitterman /Executive Chairman • Linda Mahoney/VP Project Development • James Cardia, PhD, VP of Scientific Operations • Caitlin Kontulis , VP Finance Leadership

17 Combined Peak Year Revenues ~$ .75B to $1.1B 762 IT/ACT Melanoma, cSCC and HNSCC Projected NPV ~$200M to $470MM Cash (at 12/31/2022) ~$11.0MM Burn rate $3.0M / quarter Cash runway Q4 2023 Common shares outstanding (as of 12/31 /2022 ) 13.7M Market Cap (as of 12/31/2022 ) $5.1M Shareholder approval to execute a reverse split up to 25:1 Targeted Next Capital Raise ($15 - $17MM) Q1 2022 – Q2 2023* *(Funding for PH - 762 cSCC, Melanoma; and ACT Melanoma, HNSCC) Financial Summary

18 www.phiopharma.com I Ticker: PHIO (NASDAQ) Thank you.